EXHIBIT 99.1

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of  Metaldyne Corporation:

In our opinion, the consolidated balance sheets and the related statements of operations, of shareholders' equity and of cash flows appearing as
'Post-acquisition Basis' present fairly, in all material respects, the financial position of Metaldyne Corporation and subsidiaries at December 29, 2002 and
December 31, 2001, and the results of their operations and their cash flows for the years ended December 29, 2002 and December 31, 2001, and the period from
November 28, 2000 to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated statements of operations, of shareholders'
equity and of cash flows appearing as "Pre-acquisition Basis" present fairly, in all material respects, the results of operations and cash flows of Metaldyne
Corporation and subsidiaries for the period from January 1, 2000 to November 27,
2000, in conformity with accounting principles generally accepted in the United
States of America. These financial statements are the responsibility of the
Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the
United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As more fully described in Note 1 to the consolidated financial statements, effective November 28, 2000 the Company reflected a new basis of accounting for their assets and liabilities. As a result, the consolidated financial statements for the periods subsequent to November 27, 2000 reflect the post-acquisition basis of accounting and are not comparable to the consolidated financial statements prepared on a pre-acquisition basis.

As discussed in Note 5 to the consolidated financial statements, the Company changed its method of accounting for goodwill resulting from its adoption of
Statement of Financial Accounting Standards No. 142, "Goodwill and Other
Intangible Assets," effective January 1, 2002.

PricewaterhouseCoopers LLP
Detroit, Michigan
March 11, 2003, except for Note 30, for which the date is August 21, 2003